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                                                           EXHIBIT 10.7

                          TAX INDEMNIFICATION AGREEMENT

                  This Tax Indemnification Agreement (the "Agreement") is made as of March 31, 1998, by and between Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), and Brookstone Holdings of Del. - 6, L.L.C. (the "Limited Partner").

                                   WITNESSETH:

                  WHEREAS, the Limited Partner has executed that certain Second Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P., dated as of November 18, 1997 (the "Partnership Agreement"); and

                  WHEREAS, the Limited Partner received its limited partnership interest in the Partnership in exchange for the contribution to the Partnership of certain assets relating to the Property known as Princeton Pike 3 and listed on Schedule A hereto (the "Assets") in a transaction to which Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") applied; and

                  WHEREAS, at the time of the contribution, Limited Partner had unrealized built-in gain (as defined in Treasury Regulation ss. 1.704-3(a)(3)) in each Asset as set forth on Schedule A hereto; and

                  WHEREAS, the Partnership is willing to reimburse and indemnify the Limited Partner for possible tax on the built-in gain of the Limited Partner in the Assets under the limited circumstances set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

                  1. Definitions. As used in this Agreement, the capitalized terms shall have the respective meanings ascribed to them in this Section 1. Capitalized terms not defined herein, shall have the meanings ascribed to them in the Partnership Agreement.

                  "Built-in Gain" means the unrealized built-in gain of the Limited Partner in the Assets as determined from time to time in accordance with
Section 704(c), Treasury Regulation ss. 1.704-3(a)(3) and the Partnership Agreement.

                  "Covered Tax Liabilities" means the sum of (A) any federal and state taxes (excluding interest and penalties if notice of the Event (as defined in Section 2 below) is given by


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the Partnership to the Limited Partner within 90 days of the occurrence of such
Event) imposed on any realized Built-in Gain of the Limited Partner plus (B) any additional federal and state taxes (excluding interest and penalties if notice of the Event is given by the Partnership to the Limited Partner within 90 days of the occurrence of such Event) which may be imposed on payments to the Limited Partner under this Agreement.

                  "Term" means the 48 month period beginning as of the date of this Agreement.

                  2. Indemnification for Tax on Built-in Gain. Within 90 days following the occurrence of an event during the Term caused by the Partnership (such as, but not limited to, a sale or distribution of the Assets (other than a distribution to the Limited Partner) to which Section 704(c) of the Code applies or a repayment by the Partnership of Partnership indebtedness) which causes the Limited Partner to become liable for all or any part of the Covered Tax Liabilities, the Partnership hereby agrees that it shall cause a payment to be made by the Partnership to the Limited Partner (other than distributions to the partners of the Partnership under and in accordance with Section 6.1 of the Partnership Agreement) such that the Limited Partner shall receive, as payment pursuant to this Section 2, an aggregate amount equal to the Covered Tax Liabilities incurred by the Limited Partner. Notwithstanding the foregoing, federal, state or local tax on the Built-in Gain of the Limited Partner arising as a result of (i) the sale or distribution of the Assets after the Term or (ii) the disposition, transfer or conversion by the Limited Partner of its limited partnership interest in the Partnership at any time (including during the Term), shall be the sole obligation of the Limited Partner and the Partnership shall not have any obligation to effect a payment under this Section 2 and shall have no other liability therefor under this Agreement or otherwise.

                  3. Initial Determination of its Built-in Gain. The Limited Partner hereby represents and warrants that as of the date of their contribution to the Partnership, the Built-in Gain of the Limited Partner in each of the Assets is as set forth on Schedule A hereto.

                  4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of law principles thereof.



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                  5. Counterparts. This Agreement may be executed in one or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same agreement.

                  IN WITNESS WHEREOF, this Tax Indemnification Agreement has been duly executed and delivered by the respective parties on the date first above written.


                            BRANDYWINE OPERATING PARTNERSHIP, L.P.
                            By:  Brandywine Realty Trust, its general partner



                            /s/Gerard H. Sweeney
                            --------------------------------------------------
                            By: Gerard H. Sweeney
                            Title:  President and Chief Executive Officer



                            LIMITED PARTNER

                            BROOKSTONE HOLDINGS OF DEL. - 6, L.L.C.


                            By:/s/Ronald Berman
                               -----------------------------------------------
                               Ronald Berman, Member



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